EXHIBIT 99.1

LendingClub Reports Fourth Quarter and Full Year 2019 Results
Achieves GAAP Profitability with Record Contribution Margin and Adjusted EBITDA
Announces Acquisition of Radius Bank
SAN FRANCISCO – February 18, 2020 – LendingClub Corporation (NYSE: LC), America’s largest online lending marketplace connecting borrowers and investors, today announced financial results for the fourth quarter and full year ended December 31, 2019.
Profitable in the fourth quarter

•	Loan originations of $3.1 billion, up 7% year-over-year.

•	Net Revenue of $188.5 million, up 4% year-over-year.

•	GAAP Consolidated Net Income of $0.2 million ($0.00 per share), improved from a loss of $(13.4) million ($(0.16) per share) in the fourth quarter of 2018.

•	Adjusted EBITDA of $39.0 million, up 37% year-over-year.

•	Record Adjusted EBITDA Margin of 20.7%, up 5.0 percentage points year-over-year.

•	Adjusted Net Income of $7.0 million ($0.08 per share), improved from Adjusted Net Loss of $(4.1) million ($(0.05) per share) in the fourth quarter of 2018.
Record full year 2019 results

•	LendingClub’s innovation, simplification program and focus on partnerships is transforming the company, and leveraging its scale to sustain robust operational and financial momentum.

•	Record loan originations of $12.3 billion, up 13% year-over-year.

•	Record Net Revenue of $758.6 million, up 9% year-over-year.

•	GAAP Consolidated Net Loss of $(30.7) million ($(0.35) per share), improved from $(128.2) million ($(1.52) per share) in 2018.

•	Record Adjusted EBITDA of $134.8 million, up 38% year-over-year.

•
Record Adjusted EBITDA Margin of 17.8%, up 3.8 percentage points year-over-year, primarily driven by a record Contribution Margin from improving cost efficiency in customer acquisition and origination and servicing.

•	Adjusted Net Income of $2.2 million ($0.02 per share), improved from Adjusted Net Loss of $(32.4) million ($(0.38) per share) in 2018.
Innovation, simplification and partnership transforming LendingClub

•	Investor product and platform innovation, such as Levered Certificates and LCX, improved balance sheet efficiency and velocity.

•	Borrower product and platform innovation drove conversion and retention higher, increased 24 hour approval rates from 67% in 2018 to 77% in 2019, and drove LendingClub’s Net Promoter Score to 80.

•	Simplification program, including Business Process Outsourcing, geolocation and vendor consolidation, drove customer acquisition and servicing unit costs lower.

•	Select Plus and Small Business partnerships expand funding sources and enable LendingClub to serve more members.
LendingClub clears path to a bank charter

•
To comply with Federal banking ownership regulations, LendingClub’s largest shareholder, Shanda, has agreed to exchange its 22% of voting common stock for non-voting stock. As part of the exchange, Shanda will receive a payment of $50.2 million.

•
The company is adopting a Temporary Bank Charter Protection Agreement, also known as a stockholder rights agreement, to maintain compliance with ownership thresholds under federal banking regulations by limiting accumulation of shares. This agreement will expire on the earlier of the completion of the transaction or 18 months.

Acquisition of Radius Bancorp (“Radius”) provides a springboard to LendingClub’s future

•
The acquisition of Radius for $185 million in cash and stock (subject to certain adjustments set forth in the definitive agreement) will enhance LendingClub’s ability to serve its members, grow its market opportunity, increase and diversify earnings, and provide resilience and regulatory clarity.

•	The company believes the acquisition will take 12 to 15 months to receive regulatory approval and close.
2020 outlook focused on profitable growth, resolution of legacy issues, and preparations for a national bank charter

•
Expect full year 2020 Net Revenue to be in the range of $790 million to $820 million; GAAP Consolidated Net Income and Adjusted Net Income both in the range of $17 million to $37 million; and Adjusted EBITDA in the range of $150 million to $170 million.

•
In a seasonally slower first quarter, expect Net Revenue to be in the range of $170 million to $180 million; GAAP Consolidated Net Income (Loss) and Adjusted Net Income (Loss) both in the range of $(5) million to $0 million; and Adjusted EBITDA in the range of $25 million to $30 million.

•
GAAP Consolidated Net Income (Loss), Adjusted Net Income (Loss) and Adjusted EBITDA guidance does not include certain items, as discussed in the “Reconciliation of GAAP to Non-GAAP Guidance” table at the end of this release.

“Having achieved our key 2019 strategic and financial goals, the acquisition of Radius Bank provides a springboard to our future. It will dramatically enhance the resiliency and earnings trajectory of LendingClub, while unlocking the ability to create a category-defining experience for our members,” said Scott Sanborn, CEO of LendingClub.

LendingClub remains well positioned over the long term

•
LendingClub provides tools that help Americans save money on their path to financial health through lower borrowing costs and a seamless user experience. We also seek to help investors efficiently generate competitive risk-adjusted returns through diversification.

•
The company is the market leader in personal loans – a $160 billion+ industry and the fastest growing segment of consumer credit in the United States – and has an estimated potential immediate addressable market opportunity of more than $445 billion.

•	The company's marketplace gives it unique strengths, which enable it to expand its market opportunity, competitive advantage, and growth and profit potential:

◦
Its marketplace model generates savings for borrowers by finding and matching the lowest available cost of capital with the right borrower and attracts investors with a low cost of capital by efficiently generating competitive returns and duration diversification;

◦	The broad spectrum of investors enables the company to serve more borrowers and to enhance its marketing efficiency; and

◦	Scale, data, and innovation enable LendingClub to generate and convert demand efficiently while managing price and credit risk effectively.

•
The Visitor-to-Member and Product-to-Platform strategies aim to leverage LendingClub’s scale to deliver additional savings to our growing membership base (3M+ customers) while expanding our market opportunity and earnings potential.

	Three Months Ended December 31,		Year Ended December 31,
($ in millions)	2019	2018	2019	2018
Loan Originations	$3,083.1	$2,871.0	$12,290.1	$10,881.8
Net Revenue	$188.5	$181.5	$758.6	$694.8
GAAP Consolidated Net Income (Loss)	$0.2	$(13.4)	$(30.7)	$(128.2)
Adjusted EBITDA	$39.0	$28.5	$134.8	$97.5
Adjusted Net Income (Loss)	$7.0	$(4.1)	$2.2	$(32.4)
Fourth Quarter 2019 Financial Highlights
Commenting on financial results, Tom Casey, CFO of LendingClub, said “Our work over the last two years to drive revenue per member up and customer acquisition costs down is powering profitable and sustainable growth. Acquiring Radius will transform the revenue, earnings and return on assets potential of LendingClub, and will enable us to make more flexible capital allocation decisions to drive shareholder returns.”
Loan Originations – Loan originations in the fourth quarter of 2019 were $3.1 billion, improving 7% compared to the same quarter last year.
Net Revenue – Net Revenue in the fourth quarter of 2019 was $188.5 million, improving 4% compared to the same quarter last year driven primarily by a higher volume of loan originations.
GAAP Consolidated Net Income – GAAP Consolidated Net Income was $0.2 million for the fourth quarter of 2019, improving $13.6 million compared to the same quarter last year driven primarily by an increase in net revenue and a decrease in operating expenses.
Adjusted EBITDA – Adjusted EBITDA was $39.0 million in the fourth quarter of 2019, improving $10.5 million compared to the same quarter last year.
Adjusted Net Income – Adjusted Net Income was $7.0 million in the fourth quarter of 2019, improving $11.1 million compared to the same quarter last year.
Contribution – Contribution was $101.3 million in the fourth quarter of 2019, improving $10.2 million compared to the same quarter last year, with Contribution Margin improving to 53.7% from 50.1% compared to the same quarter last year.
Earnings Per Share (EPS) – Basic and diluted EPS attributable to LendingClub was $0.00 in the fourth quarter of 2019, compared to basic and diluted EPS attributable to LendingClub of $(0.16) in the same quarter last year.
Adjusted EPS – Adjusted EPS was $0.08 in the fourth quarter of 2019, compared to an Adjusted EPS of $(0.05) in the same quarter last year.
Net Cash and Other Financial Assets – As of December 31, 2019, net cash and other financial assets totaled $714.5 million compared to $670.8 million as of December 31, 2018.

For a calculation of Adjusted EBITDA, Adjusted Net Income (Loss), Contribution, Adjusted EPS and Net Cash and Other Financial Assets, refer to the “Reconciliation of GAAP to Non-GAAP Measures” tables at the end of this release.

About LendingClub

LendingClub was founded to transform the banking system to make credit more affordable and investing more rewarding. Today, LendingClub’s online credit marketplace connects borrowers and investors to deliver more efficient and affordable access to credit. Through its technology platform, LendingClub is able to create cost efficiencies and passes those savings onto borrowers in the form of lower rates and to investors in the form of risk-adjusted returns. LendingClub is based in San Francisco, California. All loans are made by federally regulated issuing bank partners. More information is available at https://www.lendingclub.com.

Conference Call and Webcast Information

The LendingClub fourth quarter 2019 webcast and teleconference is scheduled to begin at 2:00 p.m. Pacific Time (or 5:00 p.m. Eastern Time) on Tuesday, February 18, 2020. A live webcast of the call will be available at http://ir.lendingclub.com under the Filings & Financials menu in Quarterly Results. To access the call, please dial +1 (888) 317-6003, or outside the U.S. +1 (412) 317-6061, with conference ID 7474063, ten minutes prior to 2:00 p.m. Pacific Time (or 5:00 p.m. Eastern Time). An audio archive of the call will be available at http://ir.lendingclub.com. An audio replay will also be available 1 hour after the end of the call until February 25, 2020, by calling +1 (877) 344-7529 or outside the U.S. +1 (412) 317-0088, with Conference ID 10138523. LendingClub has used, and intends to use, its investor relations website, blog (http://blog.lendingclub.com), Twitter handle (@LendingClub) and Facebook page (https://www.facebook.com/LendingClubTeam) as a means of disclosing material non-public information and to comply with its disclosure obligations under Regulation FD.

Contacts

For Investors:
IR@lendingclub.com

Media Contact:
Press@lendingclub.com

Non-GAAP Financial Measures and Supplemental Financial Statement Information

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: Contribution, Contribution Margin, Adjusted Net Income (Loss), Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Earnings (Loss) Per Share (Adjusted EPS) and Net Cash and Other Financial Assets. Our non-GAAP measures do have limitations as analytical tools and you should not consider them in isolation or as a substitute for an analysis of our results under GAAP.

We believe these non-GAAP measures provide management and investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and enable comparison of our financial results with other public companies, many of which present similar non-GAAP financial measures.

In particular, we believe Contribution and Contribution Margin are useful measures of overall direct product profitability because the measures illustrate the relationship between costs most directly associated with revenue generating activities and the related revenue, and the effectiveness of the direct costs in obtaining revenue. Contribution is calculated as net revenue less “Sales and marketing” and “Origination and servicing” expenses on the Company’s Statements of Operations, adjusted to exclude cost structure simplification and non-cash stock-based compensation expenses within these captions and income or loss attributable to noncontrolling interests. The adjustment for cost structure simplification expense relates to a review of our cost structure and a number of expense initiatives underway, including the establishment of a site in the Salt Lake City area. The expense includes incremental and excess personnel-related expenses associated with establishing our Salt Lake City area site and external advisory fees. Contribution Margin is a non-GAAP financial measure calculated by dividing Contribution by total net revenue.

We believe Adjusted Net Income (Loss) is an important measure because it directly reflects the financial performance of our business. Adjusted Net Income (Loss) adjusts for certain items that are either non-recurring, do not contribute directly to management's evaluation of its operating results, or non-cash items, such as (1) expenses related to our cost structure simplification, as discussed above, (2) goodwill impairment, (3) legal, regulatory and other expense related to legacy issues, (4) acquisition and related expenses and (5) other items (including certain non-legacy litigation and/or regulatory settlement expenses and gains on disposal of certain assets), net of tax. Legacy items are generally those expenses that arose from the decisions of legacy management prior to the board review initiated in 2016 and resulted in the resignation of our former CEO, including legal and other costs associated with ongoing regulatory and government investigations, indemnification obligations, litigation, and termination of certain legacy contracts. In the fourth quarter of 2019, we added an adjustment to Adjusted Net Income (Loss) for “Acquisition and related expenses” to adjust for costs related to the acquisition of Radius. In the second quarter of 2019, we added an adjustment to Adjusted Net Income (Loss) and Adjusted EBITDA for Other items to adjust for expenses or gains that are not part of our core operating results.

We believe that Adjusted EBITDA and Adjusted EBITDA Margin are important measures of operating performance because they allow for the comparison of our core operating results, including our return on capital and operating efficiencies, from period to period. Adjusted EBITDA adjusts for certain items that are either non-recurring, do not contribute directly to management's evaluation of its operating results, or non-cash items, such as (1) cost structure simplification expense, (2) goodwill impairment, (3) legal, regulatory and other expense related to legacy issues, (4) acquisition and related expenses, (5) other items, as discussed above, (6) depreciation, impairment and amortization expense, (7) stock-based compensation expense and (8) income tax expense (benefit). Additionally, we utilize Adjusted EBITDA as an input into the Company’s calculation of the annual bonus plan. Adjusted EBITDA Margin is a non-GAAP financial measure calculated by dividing Adjusted EBITDA by total net revenue.

We believe Adjusted EPS is an important measure because it directly reflects the financial performance of our business. Adjusted EPS is a non-GAAP financial measure calculated by dividing Adjusted Net Income (Loss) by the weighted-average diluted common shares outstanding.

We believe Net Cash and Other Financial Assets is a useful measure because it illustrates the overall financial stability and operating leverage of the Company. This measure is calculated as cash and certain other assets and liabilities, including loans and securities available for sale, which are partially secured and offset by related credit facilities, and working capital.

There are a number of limitations related to the use of these non-GAAP financial measures versus their most comparable GAAP measure. In particular, many of the adjustments to derive the non-GAAP financial measures reflect the exclusion of items that are recurring and will be reflected in our financial results for the foreseeable future. Other companies, including companies in our industry, may calculate these measures differently, which may reduce their usefulness as a comparative measure.

For more information on our non-GAAP financial measures and a reconciliation of such measures to the nearest GAAP measure, please see the “Reconciliation of GAAP to Non-GAAP Measures” tables at the end of this release.

Safe Harbor Statement

Some of the statements above, including statements regarding cost savings and other financial or other benefits of the acquisition of Radius, the ability and timing to satisfy the closing conditions for the Radius acquisition (including obtaining regulatory approval), customer preferences, future initiatives and strategy, borrower and investor demand, anticipated future financial results, and the impact of a bank charter on our business are “forward-looking statements.” The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “predict,” “project,” “will,” “would” and similar expressions may identify forward-looking statements, although not all forward-looking statements contain these identifying words. Factors that could cause actual results to differ materially from those contemplated by these forward-looking statements include: the outcomes of pending governmental investigations and pending or threatened litigation, which are inherently uncertain; the impact of management changes and the ability to continue to retain key personnel; our ability to achieve cost savings from restructurings; our ability to continue to attract and retain new and existing borrowers and investors; our ability to obtain or add bank functionality and a bank charter; competition; overall economic conditions; demand for the types of loans facilitated by us; default rates and those factors set forth in the section titled “Risk Factors” in our most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K, each as filed with the Securities and Exchange Commission, as well as our subsequent reports on Form 10-Q and 10-K each as filed with the Securities and Exchange Commission. We may not actually achieve the plans, intentions or expectations disclosed in forward-looking statements, and you should not place undue reliance on forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in forward-looking statements. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Information in this press release is not an offer to sell securities or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

*****

LENDINGCLUB CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Net revenue:

Transaction fees	$149,951	$142,053	$598,760	$526,942

Interest income	74,791	106,170	345,345	487,462
Interest expense	(49,251)	(83,222)	(246,587)	(385,605)
Net fair value adjustments	(42,659)	(25,865)	(144,990)	(100,688)
Net interest income and fair value adjustments	(17,119)	(2,917)	(46,232)	1,169
Investor fees	30,258	30,419	124,532	114,883
Gain on sales of loans	20,373	10,509	67,716	45,979
Net investor revenue	33,512	38,011	146,016	162,031

Other revenue	5,023	1,457	13,831	5,839

Total net revenue	188,486	181,521	758,607	694,812
Operating expenses: (1)
Sales and marketing	67,222	68,353	279,423	268,517
Origination and servicing	22,203	25,707	103,403	99,376
Engineering and product development	41,080	39,552	168,380	155,255
Other general and administrative	57,607	61,303	238,292	228,641
Goodwill impairment	—	—	—	35,633
Class action and regulatory litigation expense	—	—	—	35,500
Total operating expenses	188,112	194,915	789,498	822,922
Income (Loss) before income tax expense	374	(13,394)	(30,891)	(128,110)
Income tax expense (benefit)	140	18	(201)	43
Consolidated net income (loss)	234	(13,412)	(30,690)	(128,153)
Less: Income attributable to noncontrolling interests	—	50	55	155
LendingClub net income (loss)	$234	$(13,462)	$(30,745)	$(128,308)
Net income (loss) per share attributable to LendingClub:
Basic (2)	$0.00	$(0.16)	$(0.35)	$(1.52)
Diluted (2)	$0.00	$(0.16)	$(0.35)	$(1.52)
Weighted-average common shares – Basic (2)	88,371,672	85,539,436	87,278,596	84,583,461
Weighted-average common shares – Diluted (2)	88,912,677	85,539,436	87,278,596	84,583,461

(1)	Includes stock-based compensation expense as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Sales and marketing	$1,479	$1,688	$6,095	$7,362
Origination and servicing	533	1,044	3,155	4,322
Engineering and product development	4,417	4,403	19,860	20,478
Other general and administrative	10,312	10,583	44,529	42,925
Total stock-based compensation expense	$16,741	$17,718	$73,639	$75,087

(2)	All share information and balances have been retroactively adjusted to reflect a 1-for-5 reverse stock split effective as of July 5, 2019.

LENDINGCLUB CORPORATION
OPERATING HIGHLIGHTS
(In thousands, except percentages and number of employees, or as noted)
(Unaudited)

	Three Months Ended					% Change
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	Y/Y
Operating Highlights:
Loan originations (in millions)	$3,083	$3,350	$3,130	$2,728	$2,871	7%
Net revenue	$188,486	$204,896	$190,807	$174,418	$181,521	4%
Consolidated net income (loss)	$234	$(392)	$(10,632)	$(19,900)	$(13,412)	102%
Contribution (1)	$101,261	$105,789	$99,556	$85,688	$91,023	11%
Contribution margin (1)	53.7%	51.6%	52.2%	49.1%	50.1%	7%
Adjusted EBITDA (1)	$38,981	$40,021	$33,181	$22,589	$28,464	37%
Adjusted EBITDA margin (1)	20.7%	19.5%	17.4%	13.0%	15.7%	32%
Adjusted net income (loss) (1)	$6,981	$7,951	$(1,232)	$(11,518)	$(4,110)	N/M
EPS – diluted (2)	$0.00	$0.00	$(0.12)	$(0.23)	$(0.16)	N/M
Adjusted EPS – diluted (1) (2)	$0.08	$0.09	$(0.01)	$(0.13)	$(0.05)	N/M
Loan Originations by Investor Type:
Banks	32%	38%	45%	49%	41%
Other institutional investors	25%	20%	21%	18%	19%
LendingClub inventory	23%	23%	13%	10%	18%
Managed accounts	17%	15%	16%	17%	16%
Self-directed retail investors	3%	4%	5%	6%	6%
Total	100%	100%	100%	100%	100%
Loan Originations by Program:
Personal loans – standard program	68%	70%	69%	71%	72%
Personal loans – custom program	26%	24%	24%	21%	21%
Other – custom program (3)	6%	6%	7%	8%	7%
Total	100%	100%	100%	100%	100%
Personal Loan Originations by Loan Grade – Standard Loan Program (in millions):
A	$654.1	$757.4	$705.6	$608.3	$604.9	8%
B	644.7	738.3	650.8	574.5	591.6	9%
C	479.6	523.3	509.2	452.5	495.9	(3)%
D	309.1	324.2	308.1	243.5	267.1	16%
E	—	—	0.6	49.4	83.8	(100)%
F	—	—	—	0.2	6.3	(100)%
G	—	—	—	—	1.3	(100)%
Total	$2,087.5	$2,343.2	$2,174.3	$1,928.4	$2,050.9	2%
N/M – Not meaningful

(1)	Represents a non-GAAP measure. See “Reconciliation of GAAP to Non-GAAP Measures.”

(2)	All share information and balances have been retroactively adjusted to reflect a 1-for-5 reverse stock split effective as of July 5, 2019.

(3)	Comprised of education and patient finance loans, auto refinance loans, and small business loans. Beginning in the third quarter of 2019, this category no longer includes small business loans.

LENDINGCLUB CORPORATION
OPERATING HIGHLIGHTS (Continued)
(In thousands, except percentages and number of employees, or as noted)
(Unaudited)

	Three Months Ended					% Change
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	Y/Y
Servicing Portfolio by Method Financed (in millions, at end of period):
Whole loans sold	$14,118	$13,509	$12,777	$11,761	$10,890	30%
Notes	919	1,016	1,092	1,169	1,243	(26)%
Certificates	211	272	471	577	689	(69)%
Secured borrowings	19	29	42	59	81	(77)%
Loans invested in by the Company	744	696	426	565	843	(12)%
Total	$16,011	$15,522	$14,808	$14,131	$13,746	16%
Employees and contractors (4)	1,538	1,726	1,715	1,621	1,687	(9)%

(4)	As of the end of each respective period.

LENDINGCLUB CORPORATION
Condensed Consolidated Balance Sheets
(In Thousands, Except Share and Per Share Amounts)
(Unaudited)

	December 31, 2019	December 31, 2018
Assets
Cash and cash equivalents	$243,779	$372,974
Restricted cash	243,343	271,084
Securities available for sale (includes $174,849 and $53,611 pledged as collateral at fair value, respectively)	270,927	170,469
Loans held for investment at fair value	1,079,315	1,883,251
Loans held for investment by the Company at fair value	43,693	2,583
Loans held for sale by the Company at fair value	722,355	840,021
Accrued interest receivable	12,857	22,255
Property, equipment and software, net	114,370	113,875
Operating lease assets	93,485	—
Intangible assets, net	14,549	18,048
Other assets (1)	143,668	124,967
Total assets	$2,982,341	$3,819,527
Liabilities and Equity
Accounts payable	$10,855	$7,104
Accrued interest payable	9,260	19,241
Operating lease liabilities	112,344	—
Accrued expenses and other liabilities (1)	142,636	152,118
Payable to investors	97,530	149,052
Notes, certificates and secured borrowings at fair value	1,081,466	1,905,875
Payable to securitization note and certificate holders (includes $40,610 and $0 at fair value, respectively)	40,610	256,354
Credit facilities and securities sold under repurchase agreements	587,453	458,802
Total liabilities	2,082,154	2,948,546
Equity
Common stock, $0.01 par value; 180,000,000 shares authorized; 89,218,797 and 86,384,667 shares issued, respectively; 88,757,406 and 85,928,127 shares outstanding, respectively (2)	892	864
Additional paid-in capital (2)	1,467,882	1,405,392
Accumulated deficit	(548,472)	(517,727)
Treasury stock, at cost; 461,391 and 456,540 shares, respectively (2)	(19,550)	(19,485)
Accumulated other comprehensive income (loss)	(565)	157
Total LendingClub stockholders’ equity	900,187	869,201
Noncontrolling interests	—	1,780
Total equity	900,187	870,981
Total liabilities and equity	$2,982,341	$3,819,527

(1)
In the fourth quarter of 2019, the Company presented operating lease assets and operating lease liabilities separately from “Other assets” and “Accrued expenses and other liabilities,” respectively, on its Condensed Consolidated Balance Sheets. This change in presentation had no impact on prior period amounts presented.

(2)	All share information and balances have been retroactively adjusted to reflect a 1-for-5 reverse stock split effective as of July 5, 2019.

LENDINGCLUB CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands, except percentages and per share data)
(Unaudited)

	Three Months Ended					Year Ended
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
GAAP LendingClub net income (loss)	$234	$(383)	$(10,661)	$(19,935)	$(13,462)	$(30,745)	$(128,308)
Engineering and product development expense	41,080	41,455	43,299	42,546	39,552	168,380	155,255
Other general and administrative expense	57,607	59,485	64,324	56,876	61,303	238,292	228,641
Cost structure simplification expense (1)	188	2,778	646	3,706	880	7,318	—
Goodwill impairment	—	—	—	—	—	—	35,633
Class action and regulatory litigation expense	—	—	—	—	—	—	35,500
Stock-based compensation expense (2)	2,012	2,357	2,386	2,495	2,732	9,250	11,684
Income tax expense (benefit)	140	97	(438)	—	18	(201)	43
Contribution	$101,261	$105,789	$99,556	$85,688	$91,023	$392,294	$339,328
Total net revenue	$188,486	$204,896	$190,807	$174,418	$181,521	$758,607	$694,812
Contribution margin	53.7%	51.6%	52.2%	49.1%	50.1%	51.7%	48.8%

(1)
Contribution excludes the portion of personnel-related expenses associated with establishing a site in the Salt Lake City area that are included in the “Sales and marketing” and “Origination and servicing” expense categories.

(2)	Contribution excludes stock-based compensation expense included in the “Sales and marketing” and “Origination and servicing” expense categories.

LENDINGCLUB CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (Continued)
(In thousands, except percentages and per share data)
(Unaudited)

	Three Months Ended					Year Ended
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
GAAP LendingClub net income (loss)	$234	$(383)	$(10,661)	$(19,935)	$(13,462)	$(30,745)	$(128,308)
Cost structure simplification expense (1)	284	3,443	1,934	4,272	6,782	9,933	6,782
Goodwill impairment	—	—	—	—	—	—	35,633
Legal, regulatory and other expense related to legacy issues (2)	4,531	4,142	6,791	4,145	2,570	19,609	53,518
Acquisition and related expenses (3)	932	—	—	—	—	932	—
Other items (4)	1,000	749	704	—	—	2,453	—
Adjusted net income (loss)	$6,981	$7,951	$(1,232)	$(11,518)	$(4,110)	$2,182	$(32,375)
Depreciation and impairment expense:
Engineering and product development	12,532	11,464	11,838	13,373	12,372	49,207	45,037
Other general and administrative	1,739	1,569	1,596	1,542	1,525	6,446	5,852
Amortization of intangible assets	848	845	866	940	941	3,499	3,875
Stock-based compensation expense	16,741	18,095	20,551	18,252	17,718	73,639	75,087
Income tax expense (benefit)	140	97	(438)	—	18	(201)	43
Adjusted EBITDA	$38,981	$40,021	$33,181	$22,589	$28,464	$134,772	$97,519
Total net revenue	$188,486	$204,896	$190,807	$174,418	$181,521	$758,607	$694,812
Adjusted EBITDA margin	20.7%	19.5%	17.4%	13.0%	15.7%	17.8%	14.0%

Weighted-average GAAP diluted shares (5)	88,912,677	87,588,495	86,719,049	86,108,871	85,539,436	87,278,596	84,583,461
Non-GAAP diluted shares (5)	88,912,677	87,588,495	86,719,049	86,108,871	85,539,436	87,794,035	84,583,461

Adjusted EPS - diluted (5)	$0.08	$0.09	$(0.01)	$(0.13)	$(0.05)	$0.02	$(0.38)

(1)
Includes personnel-related expenses associated with establishing a site in the Salt Lake City area. These expenses are included in “Sales and marketing,” “Origination and servicing,” “Engineering and product development” and “Other general and administrative” expense on the Company’s Condensed Consolidated Statements of Operations. In the fourth quarter of 2018 and first quarter of 2019, also includes external advisory fees which are included in “Other general and administrative” expense on the Company’s Condensed Consolidated Statements of Operations.

(2)
Includes class action and regulatory litigation expense and legal and other expenses related to legacy issues, which are included in “Class action and regulatory litigation expense” and “Other general and administrative” expense, respectively, on the Company’s Condensed Consolidated Statements of Operations. For the second quarter and full year 2019, includes expense related to the termination of a legacy contract, which is included in “Other general and administrative” expense on the Company’s Condensed Consolidated Statements of Operations. For each of the quarters in 2019, also includes expense related to the dissolution of certain private funds managed by LCAM, which is included in “Net fair value adjustments” on the Company’s Condensed Consolidated Statements of Operations.

(3)	In 2019, represents costs related to the acquisition of Radius.

(4)
Includes expenses related to certain non-legacy litigation and regulatory matters, which are included in “Other general and administrative” expense on the Company’s Condensed Consolidated Statements of Operations. For the second quarter of 2019, also includes a gain on the sale of our small business operating segment.

(5)	All share information and balances have been retroactively adjusted to reflect a 1-for-5 reverse stock split effective as of July 5, 2019.

LENDINGCLUB CORPORATION
SUPPLEMENTAL FINANCIAL INFORMATION
(In thousands)
(Unaudited)

The following table is provided to delineate between the assets and liabilities belonging to our member payment dependent self-directed retail program (Retail Program) note holders and certain VIEs that we are required to consolidate in accordance with GAAP. Such assets are not legally ours and the associated liabilities are payable only from the cash flows generated by those assets (i.e. Pass-throughs). As such, these debt holders do not have a secured interest in any other assets of LendingClub. We believe this is a useful measure because it illustrates the overall financial stability and operating leverage of the Company.

	December 31, 2019				December 31, 2018
	Retail Program (1)	ConsolidatedVIEs (2) (4)	All Other LendingClub (3)	Condensed Consolidated Balance Sheet	Retail Program (1)	ConsolidatedVIEs (2)	All Other LendingClub (3)	Condensed Consolidated Balance Sheet
Assets
Cash and cash equivalents	$—	$—	$243,779	$243,779	$—	$—	$372,974	$372,974
Restricted cash	—	2,894	240,449	243,343	15,551	17,660	237,873	271,084
Securities available for sale	—	—	270,927	270,927	—	—	170,469	170,469
Loans held for investment at fair value	881,473	197,842	—	1,079,315	1,241,157	642,094	—	1,883,251
Loans held for investment by the Company at fair value (4)	—	37,638	6,055	43,693	—	—	2,583	2,583
Loans held for sale by the Company at fair value	—	—	722,355	722,355	—	245,345	594,676	840,021
Accrued interest receivable	5,930	1,815	5,112	12,857	8,914	7,242	6,099	22,255
Property, equipment and software, net	—	—	114,370	114,370	—	—	113,875	113,875
Operating lease assets	—	—	93,485	93,485	—	—	—	—
Intangible assets, net	—	—	14,549	14,549	—	—	18,048	18,048
Other assets (5)	—	—	143,668	143,668	—	530	124,437	124,967
Total assets	$887,403	$240,189	$1,854,749	$2,982,341	$1,265,622	$912,871	$1,641,034	$3,819,527
Liabilities and Equity
Accounts payable	$—	$—	$10,855	$10,855	$—	$—	$7,104	$7,104
Accrued interest payable	5,930	1,737	1,593	9,260	11,484	7,594	163	19,241
Operating lease liabilities	—	—	112,344	112,344	—	—	—	—
Accrued expenses and other liabilities (5)	—	—	142,636	142,636	—	15	152,103	152,118
Payable to investors	—	—	97,530	97,530	—	—	149,052	149,052
Notes, certificates and secured borrowings at fair value	881,473	197,842	2,151	1,081,466	1,254,138	648,908	2,829	1,905,875
Payable to securitization note and certificate holders (4)	—	40,610	—	40,610	—	256,354	—	256,354
Credit facilities and securities sold under repurchase agreements	—	—	587,453	587,453	—	—	458,802	458,802
Total liabilities	887,403	240,189	954,562	2,082,154	1,265,622	912,871	770,053	2,948,546
Total equity	—	—	900,187	900,187	—	—	870,981	870,981
Total liabilities and equity	$887,403	$240,189	$1,854,749	$2,982,341	$1,265,622	$912,871	$1,641,034	$3,819,527

(1)
Represents loans held for investment at fair value that are funded directly by our Retail Program notes. The liabilities are only payable from the cash flows generated by the associated assets. We do not assume principal or interest rate risk on loans facilitated through our lending marketplace that are funded by our Retail Program because loan balances, interest rates and maturities are matched and offset by an equal balance of notes with the exact same interest rates and maturities. We do not retain any economic interests from our Retail Program. Interest expense on Retail Program notes of $148.0 million and $210.8 million was equally matched and offset by interest income from the related loans of $148.0 million and $210.8 million in 2019 and 2018, respectively, resulting in no net effect on our Net interest income and fair value adjustments.

(2)
Represents assets and equal and offsetting liabilities of certain VIEs that we are required to consolidate in accordance with GAAP, but which are not legally ours. The liabilities are only payable from the cash flows generated by the associated assets. The creditors of the VIEs have no recourse to the general credit of the Company. Interest expense on these liabilities owned by third parties of $70.8 million and net fair value adjustments of $13.5 million in 2019 were equally matched and offset by interest income on the loans of $84.3 million, resulting in no net effect on our Net interest income and fair value adjustments. Interest expense on these liabilities owned by third parties of $154.9 million and net fair value adjustments of $15.9 million in 2018 were equally matched and offset by interest income on the loans of $170.8 million, resulting in no net effect on our Net interest income and fair value adjustments. Economic interests held by LendingClub, including retained interests, residuals and equity of the VIEs, are reflected in “Loans held for sale by the Company at fair value,” “Loans held for investment by the Company at fair value” and “Restricted cash,” respectively, within the “All Other LendingClub” column.

(3)
Represents all other assets and liabilities of LendingClub, other than those related to our Retail Program and certain consolidated VIEs, but includes any economic interests held by LendingClub, including retained interests, residuals and equity of those consolidated VIEs.

(4)
In the fourth quarter of 2019, the Company sponsored a new Structured Program transaction that was consolidated, resulting in an increase to “Loans held for investment by the Company at fair value” and the related “Payable to securitization note and certificate holders.”

(5)
In the fourth quarter of 2019, the Company presented operating lease assets and operating lease liabilities separately from “Other assets” and “Accrued expenses and other liabilities,” respectively, on its Condensed Consolidated Balance Sheets. This change in presentation had no impact on prior period amounts presented.

LENDINGCLUB CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (Continued)
NET CASH AND OTHER FINANCIAL ASSETS
(In thousands)
(Unaudited)

	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
Cash and cash equivalents (1)	$243,779	$199,950	$334,713	$402,311	$372,974
Restricted cash committed for loan purchases (2)	68,001	84,536	31,945	24,632	31,118
Securities available for sale	270,927	246,559	220,449	197,509	170,469
Loans held for investment by the Company at fair value (3)	43,693	4,211	5,027	8,757	2,583
Loans held for sale by the Company at fair value	722,355	710,170	435,083	552,166	840,021
Payable to securitization note and certificate holders (3)	(40,610)	—	—	(233,269)	(256,354)
Credit facilities and securities sold under repurchase agreements	(587,453)	(509,107)	(324,426)	(263,863)	(458,802)
Other assets and liabilities (2)	(6,226)	(31,795)	(12,089)	(8,541)	(31,241)
Net cash and other financial assets (4)	$714,466	$704,524	$690,702	$679,702	$670,768

(1)	Variations in cash and cash equivalents are primarily due to variations in the amount and timing of loan purchases invested in by the Company.

(2)
In the fourth quarter of 2019, we added a new line item called “Other assets and liabilities” which is a total of “Accrued interest receivable,” “Other assets,” “Accounts payable,” “Accrued interest payable” and “Accrued expenses and other liabilities,” included on our Condensed Consolidated Balance Sheets. This line item represents certain assets and liabilities that impact working capital and are affected by timing differences between revenue and expense recognition and related cash activity. In the third quarter of 2019, we added a new line item called “Restricted cash committed for loan purchases,” which represents cash and cash equivalents that are transferred to restricted cash for loans that are pending purchase by the Company. We believe this is a more complete representation of the Company’s net cash and other financial assets position as of each period presented in the table above. Prior period amounts have been reclassified to conform to the current period presentation.

(3)
In the fourth quarter of 2019, the Company sponsored a new Structured Program transaction that was consolidated, resulting in an increase to “Loans held for investment by the Company at fair value” and the related “Payable to securitization note and certificate holders.”

(4)	Comparable GAAP measure cannot be provided as not practicable.

LENDINGCLUB CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL GUIDANCE (1)
(In millions)
(Unaudited)

	Three Months Ended	Year Ended
	March 31, 2020	December 31, 2020
GAAP Consolidated net income (loss) (2)	$(5) - $0	$17 - $37
Adjusted net income (loss) (2)	$(5) - $0	$17 - $37
Stock-based compensation expense	19	79
Depreciation, amortization and other net adjustments	11	54
Adjusted EBITDA (2)	$25 - $30	$150 - $170

(1)	For the second half of 2020, reconciliation of comparable GAAP Consolidated Net Income (Loss) to Adjusted Net Income (Loss) cannot be provided as not practicable.

(2)
Guidance excludes certain items that are either non-recurring, do not contribute directly to management's evaluation of its operating results, or non-cash items, such as expenses related to our cost structure simplification, legal, regulatory and other expense related to legacy issues, acquisition and related expenses, and other items (including certain non-legacy litigation and/or regulatory settlement expenses and gains on disposal of certain assets).